                                                            Exhibit F-1


                                                           July 2, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549



	Re:  Consolidated Natural Gas Company, et al.,
	     SEC File Number 70-9203


Dear Sirs:

	The following opinion is rendered on behalf of Consolidated Natural Gas Company ("CNG"), CNG Energy Services Corporation ("Energy Services"), CNG
Power Company ("Power Company"), CNG Retail Services Corporation ("Retail Services"), CNG Products and Services, Inc. ("Products and Services"), and
CNG Producing Company ("Producing Company"), all Delaware corporations, in accordance with the requirements of Exhibit F to Form U-1 of the Securities and Exchange Commission ("SEC"), promulgated under the Public Utility
Holding Company Act of 1935 ("1935 Act") with respect to various proposed transactions ("Proposed Transactions").

	The Proposed Transactions involve the transfer of the subsidiaries of Energy Services and of CNG Power Services Corporation ("Power Services") to other companies in the Consolidated Natural Gas Company System. Energy Services and Power Services are wholly-owned subsidiaries of CNG; Power Company, Retail Services, and Products and Services are wholly-owned subsidiaries of Energy Services. CNG Storage Service Company ("Storage Company"), CNG Main Pass Gas Gathering Corporation ("Main Pass") and CNG
Oil Gathering Corporation ("Oil Gathering") are also wholly-owned subsidiaries of Energy Services; and CNG Technologies, Inc. ("CNG Technologies") is a special-purpose subsidiary of Products and Services.
CNG Lakewood, Inc. ("CNG Lakewood") is a subsidiary of Power Services.

	All of the subsidiaries of Energy Services are referred to herein as the "Energy Services Subsidiaries." The Proposed Transactions are the subject of the Application-Declaration ("Application") before the SEC at File No. 70-9203.

	The Proposed Transactions consist of the following:

1. CNG would acquire all of the outstanding stock of each of the Energy Services Subsidiaries by way of dividends from Energy Services;

2. Products and Services would be merged into Retail Services (the "Merger"), and Retail Services would succeed to certain 1935 Act authorizations of Products and Services and Energy Services;

3. CNG Technologies would become a subsidiary of Power Company through a dividend by Retail Services or Products and Services, as the case may be, of all of the outstanding stock of CNG Technologies to CNG, and a subsequent transfer of such stock to Power Company by CNG as a contribution to capital; and

4. Main Pass and Oil Gathering would become subsidiaries of Producing Company through a transfer of all of the outstanding stock of each such corporation by CNG to Producing Company as contributions to capital, and Producing Company would succeed to certain 1935 Act authorizations of Energy Services.

	I have examined (i) the Certificate of Incorporation and Bylaws of CNG and of the various other companies engaging in the Proposed Transactions,
(ii) any corporate minutes relating to the Proposed Transactions, (iii) the Application, and (iv) such other documents and records deemed necessary or appropriate in the circumstance.

	Based on the aforesaid examination and relying thereon, I am of the opinion that all requisite action with respect to the Proposed Transactions has been taken by CNG, Energy Services, Power Company, Retail Services, Products and Services and Producing Company which are parties to the Application, except for the adoption of the relevant corporate resolutions and the actual carrying out thereof.

	In the event the Proposed Transactions are consummated in accordance with the Application, I am of the opinion that:

	(a)	All state laws applicable to the Proposed Transactions will have been complied with;

	(b) The Energy Services Subsidiaries, CNG Technologies and CNG Lakewood, the issuers of securities being acquired, are each validly organized and duly existing, their respective common stock will be or remain, as the case may be, validly issued, fully paid and nonassessable, and the respective holders thereof will be entitled to the rights and privileges appertaining thereto set forth in their respective certificates of incorporation;

(c) CNG will legally acquire through dividends all of the outstanding shares of the respective common stock of the Energy Services
Subsidiaries, CNG Technologies and CNG Lakewood;

(d) CNG Power will legally acquire through a capital contribution all of the outstanding shares of common stock of CNG Technologies;

(e) Producing Company will legally acquired through capital contributions all of the outstanding shares of common stock of Main Pass and Oil Gathering; and

	(f)	The consummation of the Proposed Transaction will not violate the legal rights of the holders of any securities issued by CNG or by any associate company thereof.

	I hereby consent to the use of this opinion in connection with the aforesaid Application-Declaration, as amended.

	Very truly yours,



	N. F. Chandler
	Attorney